EXHIBIT 99

                            THE MARINE BANCORP, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



      The undersigned stockholder of The Marine BanCorp, Inc. ("Marine") hereby appoints [Arthur C. Miles, Jr. and Russell W. Everett, Sr.], and any of them, as lawful attorneys and proxies of the undersigned, with several power of substitution, to vote all shares of the common stock of Marine which the undersigned is entitled to vote at the Special Meeting of the Stockholders of Marine to be held on October 15, 1998 at [ ] at [ ] or at any adjournment thereof as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. To approve the Holding Company Plan of Merger (the "Plan") provided for in the Agreement and Plan of Affiliation and Merger, dated June 9, 1998, among Marine, The Marine Bank ("Marine Bank"), Mercantile Bankshares Corporation, a Maryland corporation and a bank holding company registered under the Bank Holding Company Act of 1956, ("Mercshares"), and Farmers & Merchants Bank-Eastern Shore, a Virginia Bank and wholly-owned affiliate of Mercantile ("F&M"), pursuant to which Marine Bank will become affiliated with Mercantile by Marine's merger into Mercshares, accompanied by Marine Bank's merger into F&M, and (ii) each share of common stock of Marine, par value $5.00 per share ("Marine Common Stock") (other than shares held by holders of Marine Common Stock who perfect their dissenters' rights) automatically shall become and be converted into .75 of a share of the common stock of Mercshares, par value $2.00 per share, with cash being paid in lieu of fractional shares.

                       |_|  FOR  |_|  AGAINST  |_|  ABSTAIN




2. In their discretion, to vote upon such other business as may properly come before the meeting.

                                  (Continued and to be signed on the other side)




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         The shares represented by this proxy will be voted as directed in this proxy. If no specific instructions are given, the shares represented by this proxy will be voted "FOR" approval of the Plan and in the best discretion of the proxy holders as to other matters.


                                        Dated:                    , 1998


                                        ----------------------------------------
                                        Signature of Owner

                                        ----------------------------------------
                                        Additional Signature of Joint Owner

                                        Please sign exactly as your name appears hereon. If stock is jointly held, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.